SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.___)

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Proxy Statement

BioMETRX, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.	Proposed maximum aggregate value of transaction:

☐
Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

BIOMETRX, INC.
500 N. BROADWAY
JERICHO, NY 11753
(516) 937-2828

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of bioMETRX, Inc.:

NOTICE IS HEREBY GIVEN that certain stockholders of bioMETRX, Inc., a Delaware corporation (“bioMETRX” or the “Company”) have consented to taking of corporate actions by consent in lieu of a meeting of stockholders. The corporate actions will be effective 20 days after the mailing of this information statement to:

Amend our Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000.

Only stockholders of record at the close of business on December 31, 2007 are entitled to notice of these corporate actions. Holders of 53% of our Common Stock gave their written consent to the above corporate actions. This written consent was obtained pursuant to Section 228(a) of the Delaware General Corporation Law, as amended.

For further information regarding the matters as to which stockholder consent was given, I urge you to carefully read the accompanying Information Statement. If you have questions about these proposals or would like additional copies of the Information Statement, you should contact J. Richard Iler, Secretary, bioMETRX, Inc., 500 N. Broadway, Jericho, New York 11753; telephone: (516) 937-2828.

By order of the Board of Directors

Mark Basile
President and Chief Executive Officer

Jericho, New York
January 30, 2008

BIOMETRX, INC.
500 N. BROADWAY
JERICHO, NY 11753
(516) 937-2828

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about January 30, 2008 to the holders of record at the close of business on December 31, 2007, of the Common Stock of bioMETRX, Inc., a Delaware corporation (“bioMETRX” or the “Company”), in connection with action by written consent in lieu of an annual meeting to authorize and approve:

An amendment to our Certificate of Incorporation increasing the number of authorized shares of our Common Stock, to 100,000,000 shares.

Members of the Board of Directors and stockholders owning or having voting authority for 8,323,162 shares of outstanding Common Stock have voted in favor of the above actions (the “Consenting Stockholders”). These stockholdings represent approximately 53% of the total outstanding common stock of bioMETRX sufficient to take the proposed action on the record date of December 31, 2007 Information Statement is mailed to stockholders. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 141(f) of the Delaware General Corporation Law (the “Delaware Law”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board of Directors voted to utilize, and did in fact obtain, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock.

Pursuant to Section 228(c) of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s stockholders as a result of the approval of the proposals.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by bioMETRX. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WHAT VOTE WAS REQUIRED TO APPROVE THE AMENDMENT?

For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the record date, or 8,323,162 shares, was required for approval.

CONSENTING SHAREHOLDERS

On December 31, 2007, our board of directors unanimously adopted resolutions declaring the advisability of, and recommended that shareholders approve the amendment to the Company’s Certificate of Incorporation to increase the number of shares the Company is authorized to issue. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposals in a timely manner.

On December 31, 2007, the following consenting shareholders, who collectively own approximately 53% of our common stock, consented in writing to the proposed Amendment:

Under Delaware law, we are required to give all shareholders written notice of any actions that are taken by writtten consent without a shreholder meeting. Under Section 14(c) of the Exchange Act, the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our shareholders.

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

•	Advising shareholders of the action taken by written consent, as required by Delaware law; and

•	Giving shareholders advance notice of the actions taken, as required by the Exchange Act.

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2007, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

Name and Address	Number of Shares		Percentage

Mark Basile	3,852,465	(1) (2)	22.6%
500 N. Broadway
Jericho, NY 11753

J. Richard Iler	275,000		1.8%
500 N. Broadway
Jericho, NY 11753

Lorraine Yarde	1,060,578	(3)	6.6%
500 N. Broadway
Jericho, NY 11753

Mary Borow-Johnson 500 N. Broadway Jericho, NY 11753	112,500		0.7%

The Naples Trust (4)	1,178,467		7.5%
736 Carlisle Road
Jericho, NY 11753

Russell Kuhn	1,585,356		10.1%
8680 Greenback Lane
Orangevale, CA 95662

Officers and directors as a group (4 persons) (1)(2)(3)(4)	5,300,543		30.3%

(1)	Includes 1,178,467 shares held by The Naples Trust. Mr. Basile’s mother-in-law is the trustee for The Naples Trust and Mr. Basile’s wife is the beneficiary.
(2)	Includes 1,375,000 shares of common stock issuable upon the exercise of stock options to purchase a like number of shares.
(3)	Includes 400,000 shares of common stock issuable upon the exercise of stock options to purchase a like number of shares.
(4)	Mr. Basile’s mother-in-law is the trustee for The Naples Trust and Mr. Basile’s wife is the beneficiary. Mr. Basile disclaims any beneficial ownership to these shares.

As ownership of shares of the Common Stock by each of the Company’s directors and executive officers is included within the foregoing table, and as the Company currently employs no additional executive officers, no separate table has been provided to identify Company stock ownership by management personnel.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants or issuable upon the conversion of a convertible instrument within 60 days of the record date are deemed beneficially owned by the holder. This table does not include any shares which may be obtained upon the conversion of outstanding convertible debentures and exercise of outstanding warrants held by certain non-affiliated investors who are subject to a contractual limitation, which limite their respective ownership to under 5.0% at any given time.

APPROVAL OF AMENDMENT OF THE COMPANY’S
CERTIFICATE OF INCORPORATION

At present, the Company is authorized to issue 25,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. The Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue after the reverse split to 100,000,000. A copy of the Amendment to the Certificate of Incorporation substantially in the form it will be filed with the Secretary of the State of Delaware is attached hereto as Appendix A.

Change in Authorized Capital Stock

The Board of Directors has approved an amendment to the Company’s Certificate of Incorporation which would increase the number of authorized shares of Common Stock, from 25,000,000 to 100,000,000.

Discussion of the Amendment

Under the Company’s Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company’s Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

It is not possible to determine the actual effect of the Preferred Stock on the rights of the holders of Common Stock until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effect might include (i) restrictions on the payment of dividends to the holders of the Common Stock; (ii) dilution of voting power to the extent that the holder of the Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting powers if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock. Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

Purpose

It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the authorization of additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued pursuant to existing agreements or upon the exercise of stock options, warrants or other convertible securities, currently outstanding.

Effects of An Increase in Authorized Shares

Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Over the Counter Bulletin Board (“OTCBB”) or other market which we qualify Common Stock for trading, as the case may be, and the judgment of the Board regarding the submission of such issuance to a vote of our stockholders. Our stockholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration. As described above, we believe that the proposed increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and is in the best interest of our stockholders.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in our future SEC filings.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the “SEC”), including our:

•	Annual Report for the year ended December 31, 2006 (the “Form 10-KSB”);

•	Quarterly Report for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 (the “Form 10-QSB”)

Copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at “www.sec.gov.” We will mail copies of our prior SEC reports to any shareholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Basile
Mark Basile, President

Jericho New York
January 30, 2008

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
BIOMETRX, INC.

Pursuant to Delaware § 242

• First: That at a meeting of the Board of Directors of BioMETRX, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and soliciting written consents of the stockholders of said corporation for consideration thereof.

The resolutions setting forth the proposed amendment is as follows:

Resolved, that the Certificate o f Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 shares of which 100,000,000 shall be shares of Common Stock, par value $.001 per share, and 10,000,000 shall be shares of Preferred Stock, par value $0.001 per share.

• Second: That thereafter, pursuant to resolution of its Board of Directors, signed written consents were received in accordance with Section 228 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

• Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

• Fourth: The effective date of said amendment shall be February 20, 2008.

BIOMETRX, INC.

By:	/s/ Mark Basile

Mark Basile, President and CEO